Exhibit 21




               LIST OF SUBSIDIARIES OF PHILLIPS GAS COMPANY


Listed below are the subsidiaries of the registrant at December 31, 1996.


                                                    State or Jurisdiction
                                                     in Which Subsidiary
                                                      was Incorporated
        Name of Company                                  or Organized
        ---------------                             ---------------------

GPM Gas Corporation                                        Delaware
GPM Gas Trading Company                                    Delaware
Phillips Natural Gas Company                               Delaware
GPM Panhandle Gathering Company                            Delaware
GPM Anadarko Gathering Company                             Delaware